EX99-J.2

CONSENT OF COUNSEL

We consent to the reference to our firm under heading “Legal Counsel” in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc., as filed with the Securities and Exchange Commission on or about August 28, 2015.

/s/Paul Hastings LLP
PAUL HASTINGS LLP

Atlanta, Georgia
August 28, 2015